Exhibit 99.1

Friday, February 6, 2015

HomeTown Bankshares Corporation Reports Record Performance

2014 Earnings up 25% over 2013

●	Continued Strong Operating Performance
o	Net Income of $1.0 million for fourth quarter 2014, up 27% over $790,000 in 2013
o	EPS of $0.18 for fourth quarter of 2014, up 29% over $.14 per share for fourth quarter of 2013 (fully diluted)
o	YTD Earnings of $3.42 million, up 25% from $2.73 million in 2013
o	Fourth quarter revenue of $4.8 million, up $350,000 or 8% over 2013
o	YTD revenue of $18.7 million, up $1.2 million or 7% increase over 2013
o	Noninterest Income for fourth quarter 2014 up 53% over prior year
o	YTD Noninterest Income for 2014 up 31% over prior year 2013

●	Strong Loan and Deposit Growth
o	Total Loans of $332 Million at December 31, 2014
■	Up $34 million or 11% for the 2014 fiscal year over 2013
o	Total Deposits of $363 Million at December 31, 2014
■	Up $23 million or 7% for the 2014 fiscal year over 2013
●	Non-Interest Bearing Checking Deposits up 11%
●	Interest Bearing Checking Deposits up 25%

●	Credit Quality Remains Strong
o	YTD net charge-offs of $389,000 remained low at .12% of average total loans and .07% of average total loans for 2013
o	Non-performing assets were 1.92% of total assets at December 31, 2014 vs. 2.27% in 2013
o	Nonaccrual loans remained low at .38% of total loans at December 31, 2014 and .33% of total loans at December 31, 2013
o	Past due accruing loans remained at historically low levels of 0.15% of total loans at December 31, 2014 and 0.21% at December 31, 2013

●	Well-Capitalized with Solid Capital Ratios
o	Total Risk-Based Capital amounted to 13.1% at December 31, 2014
o	Tier 1 Risk-Based Capital amounted to 12.2% at December 31, 2014
o	Tier 1 Leverage Ratio amounted to 10.1% at December 31, 2014
o	Return on Assets (ROA) of 0.82% for 2014 fiscal year vs. 0.71% for 2013
o	Return on Equity (ROE) of 8.20% for 2014 fiscal year vs. 6.68% for 2013
o	Efficiency Ratio of 69.04% for the 2014 fiscal year vs. 67.72% for 2013

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Charles W. Maness, Jr., Executive Vice President & CFO, (540) 278-1702

HomeTown Bankshares Corporation Reports Record Operating Performance for 2014

Roanoke, VA (February 6, 2015) – HomeTown Bankshares Corporation, the parent company of HomeTown Bank, generated earnings of $1.0 million for the fourth quarter ended December 31, 2014. This contributed to a 25% increase in earnings for the 2014 fiscal year over 2013.

A net profit of $1.0 million or $0.18 per diluted common share was realized for the fourth quarter of 2014, up 27% from the net profit of $790,000 or $0.14 per diluted common share for the fourth quarter of 2013. Net income for 2014 fiscal year also remained strong, increasing 25% to $3.42 million or $0.62 per diluted common share vs. $2.73 million and $0.48, respectively, during the 2013 fiscal year.

Non-interest income increased 53% to $546,000 in the fourth quarter of 2014 and amounted to $1.89 million for the 2014 fiscal year. This compares to $356,000 and $1.44 million, respectively, during 2013. The primary growth in non-interest income during 2014 was from revenues generated from a significant increase in core checking account deposits as well as increases in brokerage income and a resurgence in mortgage lending.

“We are extremely pleased with our strong growth and record operating performance during 2014,” stated Susan Still, President and CEO. “Excellent growth in both our loan and core deposit portfolios, coupled with a strong interest margin and a significant increase in non-interest income, were the major contributors to the record earnings in 2014,” she continued. “The performance of our new branch in the New River Valley that opened at the end of 2013 was particularly strong, while our new branch in Salem that opened in July, 2014 also exceeded expectations,” she continued.

Balance Sheet

Total loan growth for 2014 was $34 million or 11% and was the major contributor to the $26 million increase in total assets to $428 million at December 31, 2014. Growth in total deposits was also strong with a 7% overall increase to $363 million at December 31, 2014. Core deposit growth remained particularly strong during 2014 with a 11% increase in non-interest bearing checking deposits and a 25% increase in interest bearing checking deposits.

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Tier One Capital increased 6.6% during 2014, and the capital ratios remained well above regulatory standards for well-capitalized banks during 2014.

Asset Quality

Loan quality improved and remained strong during 2014 with nonperforming assets, excluding performing, restructured loans, of 1.92% of total loans at December 31, 2014 vs. 2.27% at December 31, 2013. Net charge-offs remained at historically low levels at 0.12% of average total loans during 2014 and 0.07% in net charge-offs during 2013.

Past due and nonaccrual loans also remained at historically low levels. Past due accruing loans were 0.15% of total loans with nonaccrual loans of 0.38% of total loans at December 31, 2014. This compares to 0.21% and 0.33%, respectively, at December 31, 2013. The Company’s Allowance for Loan Losses dropped to $3.3 million and 1.00% of Total Loans at December 31, 2014 vs. $3.72 million and 1.25% of Total Loans at December 31, 2013.

“Maintaining strong loan quality continues to be a major focus of our Company,” stated Still. “We will also continue to prudently reduce the level of foreclosed property as the economy continues to improve in 2015 and beyond,” she said.

HomeTown Bank offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals. The Bank serves the Roanoke and New River Valleys and Smith Mountain Lake through six full-service branches and seven ATM’s. A high level of responsive and professional service coupled with local decision-making is the hallmark of its banking strategy.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter and fiscal year ending December 31, 2014)

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HomeTown Bankshares Corporation

Consolidated Condensed Balance Sheets

December 31, 2014, and December 31, 2013

	December 31,	December 31
In Thousands	2014	2013
	(Unaudited)
Assets
Cash and due from banks	$13,795	$19,537
Federal funds sold	649	738
Securities available for sale, at fair value	54,603	57,922
Restricted equity securities, at cost	2,476	2,564
Loans held for sale	242	-
Total loans	331,679	297,933
Allowance for loan losses	(3,332)	(3,721)
Net loans	328,347	294,212
Property and equipment, net	14,900	12,155
Other real estate owned	6,986	8,143
Other assets	6,211	7,166
Total assets	$428,209	$402,437

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$51,226	$46,232
Interest-bearing	311,369	293,538
Total deposits	362,595	339,770
Short term borrowings	422	258
Federal Home Loan Bank borrowings	20,000	22,000
Other liabilities	1,967	871
Total liabilities	384,984	362,899

Stockholders’ Equity:
Preferred stock	13,293	13,293
Common stock	16,438	16,351
Surplus	15,310	15,339
Retained deficit	(2,271)	(4,846)
Accumulated other comprehensive income (loss)	455	(599)
Total stockholders’ equity	43,225	39,538
Total liabilities and stockholders’ equity	$428,209	$402,437

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HomeTown Bankshares Corporation

Consolidated Condensed Statements of Income

For the Three Months and Twelve Months Ended December 31, 2014 and 2013

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
In Thousands, Except Share and Per Share Data	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$3,916	$3,716	$15,230	$14,403
Taxable investment securities	230	298	1,000	1,277
Nontaxable investment securities	107	85	400	206
Other interest income	44	38	168	144
Total interest income	4,297	4,137	16,798	16,030
Interest expense:
Deposits	438	443	1,746	1,845
Other borrowed funds	86	96	372	377
Total interest expense	524	539	2,118	2,222
Net interest income	3,773	3,598	14,680	13,808
Provision for loan losses	(202)	-	-	125
Net interest income after provision for loan losses	3,975	3,598	14,680	13,683
Noninterest income:
Service charges on deposit accounts	126	87	452	314
ATM and interchange income	127	82	443	327
Mortgage loan brokerage fees	82	57	231	282
Gains on sales of investment securities	20	36	128	152
Other income	191	94	632	369
Total noninterest income	546	356	1,886	1,444
Noninterest expense:
Salaries and employee benefits	1,499	1,170	5,802	5,242
Occupancy and equipment expense	407	345	1,535	1,317
Advertising and marketing expense	167	93	598	457
Professional fees	149	110	581	495
(Gains), losses on sales, writedowns of
other real estate owned, net	(5)	231	(10)	582
Other real estate owned expense	51	58	224	250
Other expense	750	775	2,834	2,715
Total noninterest expense	3,018	2,782	11,564	11,058
Net income before income taxes	1,503	1,172	5,002	4,069
Income tax expense	501	382	1,587	1,340
Net income	1,002	790	3,415	2,729
Effective dividends on preferred stock	210	207	840	846
Accretion of discount on preferred stock	-	-	-	142
Net income available to common stockholders	$792	$583	$2,575	$1,741
Basic earnings per common share	$0.24	$0.18	$0.78	$0.53
Diluted earnings per common share	$0.18	$0.14	$0.62	$0.48
Weighted average common shares outstanding	3,287,567	3,270,299	3,284,870	3,269,063
Diluted average common shares outstanding	5,527,567	5,510,299	5,524,870	4,416,679

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HomeTown Bankshares Corporation

Financial Highlights

	Three	Three	Twelve	Twelve
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2014	2013	2014	2013
	((Unaudited))	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value	$9.10	$8.03	$9.10	$8.03
Earnings per share, basic	$0.24	$0.18	$0.78	$0.53
Earnings per share, diluted	$0.18	$0.14	$0.62	$0.48

PROFITABILITY
Return on average assets	0.94%	0.80%	0.82%	0.71%
Return on average shareholders' equity	9.28%	7.89%	8.20%	6.68%
Net interest margin	3.91%	3.97%	3.90%	3.92%
Efficiency	69.10%	63.62%	69.04%	67.72%

BALANCE SHEET RATIOS
Total loans to deposits	91.47%	87.69%	91.47%	87.69%
Securities to total assets	13.33%	15.03%	13.33%	15.03%
Tier 1 leverage ratio	10.1%	10.2%	10.1%	10.2%

ASSET QUALITY
Nonperforming assets to total assets	1.92%	2.27%	1.92%	2.27%
Nonperforming assets, including restructured loans, to total assets	3.34%	3.83%	3.34%	3.83%
Net (recoveries) charge-offs to average loans (annualized)	(0.01)%	(0.05)%	0.12%	0.07%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$1,254	$989	$1,254	$989
Other real estate owned	6,986	8,143	6,986	8,143
Total nonperforming assets, excluding performing restructured loans	$8,240	$9,132	$8,240	$9,132
Restructured loans, performing in accordance with their modified terms	6,052	6,278	6,052	6,278
Total nonperforming assets, including performing restructured loans	$14,292	$15,410	$14,292	$15,410

Allowance for loan losses: (in thousands)
Beginning balance	$3,522	$3,684	$3,721	$3,790
Provision for loan losses	(202)	-	-	125
Charge-offs	(18)	(11)	(464)	(575)
Recoveries	30	48	75	381
Ending balance	$3,332	$3,721	$3,332	$3,721

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